Exhibit  99.3

December 14, 2007

Daybreak Oil and Gas, Inc.
Board of Directors
601 W. Main Ave.
Suite 1012
Spokane, WA  99201

Dear Daybreak Board of Directors:

Effective today at close of business, I hereby tender my resignation from Daybreak Oil and Gas, Inc. as Chief Financial Officer.

Sincerely,

/s/ Terrence J. Dunne
Terrence J. Dunne